UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2014

ASB BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

North Carolina	001-35279	45-2463413
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

11 Church Street, Asheville, North Carolina 28801
(Address of principal executive offices) (Zip Code)

(828) 254-7411
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)           The annual meeting of stockholders of ASB Bancorp, Inc. (the “Company”) was held on May 22, 2014. As of the April 3, 2014 record date, there were 4,964,611 shares of common stock outstanding, all of which were entitled to vote. There were 4,590,990 shares present in person or by proxy.

(b)           The final vote results for each of the matters submitted to a vote of stockholders at the annual meeting were as follows:

1.
The stockholders elected the following individuals as directors of the Company, each to serve for a three-year term or until their respective successors have been elected and qualified, by the following vote:

	FOR	WITHHELD	BROKER NON-VOTES
Patricia S. Smith	3,447,582	274,766	868,642
Stephen P. Miller	3,447,682	274,666	868,642

2.	The stockholders ratified the appointment of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 by the following vote:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
4,471,031	150	119,809	Not applicable

3.	The stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers by the following vote:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
3,467,273	177,397	77,678	868,642

(c)	Not applicable.

(d)	Not applicable.

Item 8.01	Other Events.

Beginning May 23, 2014, the Company will make available and distribute to analysts and prospective investors the slide presentation made at the Company’s annual meeting on May 22, 2014. The presentation materials include information regarding the Company’s operating and growth strategies and financial performance. The presentation materials will also be posted to the Company’s website on May 23, 2014. The presentation materials are attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Number	Description

99.1	Presentation Materials

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ASB BANCORP, INC.

Date: May 23, 2014	By:	/s/ Suzanne S. DeFerie
Suzanne S. DeFerie
President and Chief Executive Officer